CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-06615) pertaining to the Ugly Duckling Corporation Director Incentive Plan and (Form S-8 No. 33-08457) pertaining to the Ugly Duckling Corporation Long-Term Incentive Plan of Ugly Duckling Corporation of our report dated February 24, 1997, except for Note 8, as to which the date is February 28, 1997, with respect to the financial statements of E-Z Plan, Inc. and to the inclusion of the Current Report (Form 8-K/A) filed with the Securities and Exchange Commission.

                                   /s/Ernst  &  Young  LLP

San  Antonio,  Texas
June  9,  1997